UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2026

National Healthcare Properties, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-39153	38-3888962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

540 Madison Ave., 27th Floor
New York, NY 10022

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (332) 258-8770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	NHP	The Nasdaq Global Market
7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	NHPAP	The Nasdaq Global Market
7.125% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	NHPBP	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed as Amendment No. 1 (this “Amendment”) to the Current Report on Form 8-K of National Healthcare Properties, Inc. (the “Company”) originally filed with the Securities and Exchange Commission (the “SEC”) on May 8, 2026 (the “Original Filing”). The Amendment is being filed solely to correct a typographical error contained in the Original Filing. This Form 8-K/A hereby amends and restates in its entirety the Form 8-K and, except as set forth herein, no other amendments to the Form 8-K are made by this Form 8-K/A.

Item 1.01 Entry into a Material Agreement

On May 4, 2026, National Healthcare Properties, Inc. (the “Company”) and certain of its subsidiaries entered into a definitive purchase and sale agreement (the “PSA”) with an unaffiliated third party to sell a portfolio of 86 outpatient medical facilities for approximately $528 million (before transaction expenses, property operating prorations and other adjustments), including approximately $278 million of secured debt to be defeased or assumed by the purchaser. The PSA contains customary representations and warranties made by the parties thereto, customary covenants and agreements and customary post-closing obligations of the purchaser. The transaction is expected to close in the third or fourth quarter of 2026, subject to the completion by the purchaser of its due diligence, approval by the lenders of loan assumption and other customary closing conditions as specified in the PSA.

The foregoing description of the PSA is only a summary and is qualified in its entirety by reference to the full text of the PSA, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026. Portions of the PSA may be omitted pursuant to Item 601(b)(10)(iv) or Item 601(a)(5) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL HEALTHCARE PROPERTIES, INC.

Date: May 15, 2026	By:	/s/ Andrew T. Babin
Andrew T. Babin Chief Financial Officer and Treasurer